UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): January 20, 2009

                               ES BANCSHARES, INC.
                               -------------------
             (Exact Name of Registrant as Specified in its Charter)

    Maryland                          000-52178                 20-4663714
-----------------------------    ---------------------          -----------
(State or Other Jurisdiction)    (Commission File No.)       (I.R.S. Employer
  of Incorporation)                                          Identification No.)


68 North Plank Road, Newburgh, New York                         12550
---------------------------------------                         -----
(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code:  (845) 561-0003
                                                     --------------

                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting  material  pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))



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Item 5.02.  Departure of Directors or Certain  Officers;  Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2009, at ES Bancshares, Inc.'s (the "Company") and Empire State Bank's, N.A. (the "Bank"), a wholly-owned subsidiary of the Company, regularly scheduled board of directors meetings, the board promoted Philip Guarnieri to President and Co-Chief Executive Officer of the Company and the Bank. Previously, Mr. Guarnieri served as President and Chief Operating Officer of the Company and the Bank.

Anthony P. Costa, the Company's and Bank's Chairman and Chief Executive Officer will assume the title of Chairman and Co-Chief Executive Officer. Mr. Costa stated, "Mr. Guarnieri's promotion to the position of President and Co-Chief Executive Officer of the Company and the Bank is another important step in the Company and Bank's plan for an orderly succession over the next two to three years."

Mr. Guarnieri has over 33 years experience in the banking business with diverse experience in lending, investment and operations. Mr. Guarnieri joined the Bank during its formation. Mr. Guarnieri will continue to serve the Company and the Bank as a member of the Board of Directors.




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     Pursuant to the  requirements  of the Securities  Exchange Act of 1934, the
Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    ES BANCSHARES, INC.


DATE:  January 28, 2009             By: /s/ Philip Guarnieri
                                        ----------------------------------------
                                        Philip Guarnieri
                                        President and Co-Chief Executive Officer